SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 17, 2018

ENPRO INDUSTRIES, INC.

(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

(Address of principal executive offices, including zip code)

(704) 731-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement

On October 17, 2018, EnPro Industries, Inc. (the “Company”) satisfied and discharged the Indenture, dated as September 16, 2014 (as supplemented and amended, the “5.875% Notes Indenture”), by and among the Company, the Guarantors named therein (the “5.875% Notes Guarantors”), and U.S. Bank National Association, as trustee (the “5.875% Notes Trustee”), governing the Company’s 5.875% Senior Notes due 2022 (the “5.875% Notes”). In connection with the satisfaction and discharge, the Company issued a conditional notice of redemption (the “Redemption Notice”) for all outstanding 5.875% Notes (having an aggregate principal amount of $450,000,000) with a redemption date of October 31, 2018. On October 17, 2018, the Company provided notice to the 5.875% Notes Trustee that the conditions of the Redemption Notice had been satisfied and irrevocably deposited $466,599,125.00 in cash with the 5.875% Notes Trustee, representing the redemption price of the outstanding 5.875% Notes, equal to 102.938% of the aggregate principal amount thereof, plus accrued but unpaid interest on the outstanding 5.875% Notes to, but not including, the redemption date. As a result of the satisfaction and discharge, the 5.875% Notes Indenture ceased to be of further effect (except as to surviving rights and immunities of the 5.875% Notes Trustee and rights of registration or transfer or exchange of 5.875% Notes, as expressly provided for in the 5.875% Notes Indenture).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 17, 2018, the Company issued $350 million in aggregate principal amount of its 5.75% Senior Notes due 2026 (the “Senior Notes”) pursuant to an Indenture (the “Indenture”) dated as of October 17, 2018 among the Company, certain of its subsidiaries listed below and U.S. Bank National Association, as trustee. The description of the Indenture set forth herein is qualified in its entirety by reference to the Indenture, which includes the form of the Senior Notes, filed as Exhibit 4.1 hereto, which is incorporated by reference herein.

The Senior Notes are unsecured, unsubordinated obligations of EnPro and mature on October 15, 2026. Interest on the Senior Notes accrues at a rate of 5.75% per annum and is payable semi-annually in cash in arrears on April 15 and October 15 of each year, commencing April 15, 2019.

Subsidiary Guarantees.

The Senior Notes are required to be guaranteed on a senior unsecured basis by each of the Company’s existing and future direct and indirect domestic subsidiaries that is a borrower under, or guarantees, the Company’s indebtedness under its senior secured revolving credit facility or guarantees any other Capital Markets Indebtedness (as defined in the Indenture) of the Company or any of the guarantors. Upon issuance, the Senior Notes were guaranteed by the following Company subsidiaries:

•	Applied Surface Technology, Inc.;

•	Belfab, Inc.;

•	Coltec International Services Co.;

•	Compressor Products International LLC;

•	EnPro Associates, LLC;

•	EnPro Holdings, Inc.;

•	EnPro Learning Systems, LLC;

•	Fairbanks Morse, LLC;

•	Garlock Hygenic Technologies, LLC;

•	Garlock International Inc.;

•	Garlock Overseas Corporation;

•	Garlock Pipeline Technologies, Inc.;

•	Garlock Sealing Technologies LLC;

•	Garrison Litigation Management Group, Ltd.;

•	GGB LLC;

•	GGB, Inc.;

•	Qualiseal Technology, LLC;

•	Stemco Products, Inc.;

•	Technetics Group Daytona, Inc.;

•	Technetics Group Oxford, Inc.; and

•	Technetics Group LLC.

Ranking.

The Senior Notes and the guarantees constitute senior obligations of the Company and the guarantors and:

•	rank equally in right of payment with all of the Company’s and the guarantors’ existing and future senior debt;

•	rank senior in right of payment to all of the Company’s and the guarantors’ existing and future subordinated debt;

•	are structurally subordinated to all liabilities of the Company’s existing and future subsidiaries that do not guarantee the Senior Notes; and

•

are effectively subordinated in right of payment to all of the Company’s and the guarantors’ secured indebtedness (including the obligations under the Company’s senior secured revolving credit facility) to the extent of the value of the assets securing such indebtedness.

Optional Redemption.

On or after October 15, 2021, the Company may on any one or more occasions redeem all or a part of the Senior Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and additional interest, if any, on the Senior Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period commencing on October 15 of the years set forth below:

Period	Redemption Price
2021	104.313%
2022	102.875%
2023	101.438%
2024 and thereafter	100.000%

In addition, the Company may redeem up to 40% of the aggregate principal amount of the Senior Notes before October 15, 2021 with the net cash proceeds from certain equity offerings at a redemption price of 105.75% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the redemption date. The Company may also redeem some or all of the Senior Notes before October 15, 2021 at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make whole” premium.

Repurchase Right upon a Change of Control.

If a “change of control” (as defined in the Indenture) occurs at any time, each holder of the Senior Notes will have the right to require the Company to repurchase all or any part of such holder’s Senior Notes at a purchase price in cash equal to 101% of the principal amount of Senior Notes being repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, except to the extent the Company has previously or concurrently elected to redeem notes as described above.

Restrictive Covenants.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of its Restricted Subsidiaries (as defined in the Indenture) to:

•	incur additional debt;

•	pay dividends, redeem stock or make other distributions;

•	enter into certain types of transactions with affiliates;

•	incur liens on assets;

•	make certain restricted payments and investments;

•	engage in certain asset sales, including sale and leaseback transactions; and

•	merge, consolidate, transfer or dispose of substantially all assets.

These covenants are subject to important exceptions and qualifications set forth in the Indenture.

Events of Default.

The Indenture also provides for certain events of default (subject, in certain cases, to receipt of notice of default and/or customary grace or cure periods), including, but not limited to:

•	the failure by the Company to pay interest, including additional interest, when due;

•	the failure by the Company to pay principal when due;

•	the failure by the Company to comply with any of its obligations, covenants or agreements in the Indenture;

•	the failure by the Company or any Significant Subsidiary (as defined in the Indenture) to pay certain indebtedness or final judgments; and

•	certain specified events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary.

Exchange Offer; Registration Rights.

In connection with the issuance of the Senior Notes, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) in which it agreed to:

•

file a registration statement with respect to a registered exchange offer to exchange the Senior Notes for new registered notes, with terms substantially identical in all material respects with the Senior Notes;

•	use commercially reasonable efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended;

•	use commercially reasonable efforts to, on or before the 300th day after October 17, 2018, have consummated such exchange offer; and

•

use all commercially reasonable efforts to file and have declared effective a shelf registration statement for the resale of Senior Notes, and keep such registration statement effective for a period of two years, if it cannot effect such an exchange offer within the time periods listed above and in certain other circumstances.

If the Company has not completed the exchange offer on or before the 300th day after October 17, 2018, the exchange offer registration statement ceases to be effective during the period required under the Registration Rights Agreement or, if applicable, a shelf registration statement covering resales of the Senior Notes has not been filed or declared effective within 300 days after October 17, 2018 or such shelf registration statement ceases to be effective at any time during the two-year period the shelf registration period is required to be kept effective (subject to certain exceptions), each of which is referred to as a “registration default,” then additional interest will accrue on the principal amount of the Senior Notes at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of such registration default and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.00% per annum thereafter, until the registration default has been cured.

The Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report, is incorporated herein by reference.

Item 8.01	Other Items.

On October 17, 2018, the Company issued a press release announcing that it had completed the previously announced offering of $350.0 million aggregate principal amount of its Senior Notes. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit 4.1	Indenture dated as of October 17, 2018 among EnPro Industries, Inc., the Guarantors party thereto and U.S. Bank National Association, as trustee

Exhibit 10.1	Registration Rights Agreement dated as of October 17, 2018 between EnPro Industries, Inc., Applied Surface Technology, Inc., Belfab, Inc., Coltec International Services Co., Compressor Products International LLC, EnPro Associates, LLC, EnPro Holdings, Inc., EnPro Learning Systems, LLC, Fairbanks Morse, LLC, Garlock Hygenic Technologies, LLC, Garlock International Inc., Garlock Overseas Corporation, Garlock Pipeline Technologies, Inc., Garlock Sealing Technologies LLC, Garrison Litigation Management Group, Ltd., GGB LLC, GGB, Inc., Qualiseal Technology, LLC, Stemco Products, Inc., Technetics Group Daytona, Inc., Technetics Group Oxford, Inc., Technetics Group LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers

Exhibit 99.1	Press release of EnPro Industries, Inc. dated October 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2018

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Executive Vice President, General Counsel and Secretary